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                                                                EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated June 15, 2004, accompanying the financial statements included in the Annual Report of the S.K. Wellman Retirement Savings and Profit Sharing Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Post-Effective Amendment No. 2 to the Registration Statement of Hawk Corporation Form S-8 (File No. 333-68583, effective June 23, 2004).



                                                          /s/ GRANT THORNTON LLP


Cleveland, Ohio
June 25, 2004